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                                                                   Exhibit 99A3

                              [NAME OF AETOS FUND]

                       LIMITED LIABILITY COMPANY AGREEMENT

     THIS LIMITED LIABILITY COMPANY AGREEMENT of [Name of Aetos Fund] (the
"Fund") is dated as of August   , 2002 by and among James M. Allwin, Ellen
Harvey and Pierre de Saint Phalle, as the Managers, James M. Allwin, as the Organizational Member, and those persons hereinafter admitted as Members.

     WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on March 19, 2002, as amended on August 16, 2002;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement:

Administrator       The person who provides  administrative services to the Fund pursuant to an administrative services agreement.

Advisers Act        The Investment Advisers Act of 1940 and the rules,
                    regulations and orders thereunder, as amended from time to time, or any successor law.

Affiliate           An affiliated  person of a person as such term is defined in the 1940 Act.

Agreement           This Limited Liability Company Agreement, as amended from
                    time to time.

Board of Managers   The Board of Managers established pursuant to Section 2.6.

Capital Account     With respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section
                    5.3.

Certificate         The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Closing Date        The first date on or as of which a person other than an
                    Organizational Member is admitted to the Fund as a Member.

Code                The United States Internal Revenue Code of 1986,

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                    as amended,  and as hereafter amended from time to time, or any successor law.

Delaware Act        The Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Fiscal Period       The period commencing on the Closing Date, and thereafter
                    each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                    (1) the last day of a Fiscal Year;

                    (2) the last day of a Taxable Year;

                    (3) the day preceding any day as of which a contribution  to the capital of the Fund is made pursuant to Section 5.1; or

                    (4) any day on which the Fund  repurchases  any  Interest or portion of an Interest of any Member;

                    (5) any day (other than one  specified  in clause (2) above)
                        as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.

Fiscal Year         The period commencing on the Closing Date and ending on
                    January 31, 2003, and thereafter each period commencing on February 1 of each year and ending on January 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless and until the Board of Managers shall elect another fiscal year for the Fund.

Form N-2 The Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Fund                The  limited  liability  company  governed  hereby,  as such
                    limited   liability   company  may  from  time  to  time  be
                    constituted.



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Independent Managers             Those Managers who are not "interested persons"
                                 of the Fund as such term is defined by the 1940 Act.

Initial Managers                 James M.  Allwin,  Michael  Klein and Harold J.
                                 Schaaff, the persons who directed the formation of the Fund and served as the initial Managers.

Interest The entire ownership interest in the Fund at any particular time of a Member or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to
                                 Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

Investment Advisory Agreement    A separate  written  agreement  entered into by
                                 the  Fund  pursuant  to  which  the  Investment
                                 Manager provides investment advisory services to the Fund.

Investment Management Agreement  The written  agreement  entered  into among the
                                 Fund, the Investment Manager and an investor, pursuant to which the investor grants the Investment Manager full discretionary authority (unless the investor otherwise directs) to allocate the investor's assets among the Fund and the other 1940 Act-registered funds advised by the Investment Manager.

Investment Manager               Aetos Alternatives Management,  LLC, a Delaware
                                 limited liability company, or any person who may hereinafter serve as the investment manager of the Fund.

Investment Percentage            A percentage established for each Member on the
                                 Fund's books as of the first day of each Fiscal
                                 Period. The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital
                                 Account as of the  commencement  of such Fiscal
                                 Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment
                                 Percentages  of all  Members  for  each  Fiscal
                                 Period shall equal 100%.

Management Fee                   The  monthly  management  fee  payable  to  the
                                 Investment  Manager  pursuant to the Investment
                                 Advisory Agreement at the annual rate of 0.75% of the Fund's month end net asset value.



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Manager                          An  individual  designated  as a manager of the
                                 Fund pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of Managers of the Fund.

Member Any person who shall have been admitted to the Fund as a member (including any Manager in such person's capacity as a member of the Fund but excluding any Manager in such person's capacity as a Manager of the Fund) until the Fund repurchases the entire Interest of such person pursuant to Section 4.4 hereof or a substituted member or members are admitted with respect to any such person's entire Interest as a member pursuant to Section 4.3 hereof; such term includes the Investment Manager or an Affiliate of the Investment Manager to the extent the Investment Manager (or such Affiliate) makes a capital contribution to the Fund and shall have been admitted to the Fund as a member.

Net Assets                       The total value of all assets of the Fund, less
                                 an   amount   equal  to  all   accrued   debts,
                                 liabilities   and   obligations  of  the  Fund,
                                 calculated   before   giving   effect   to  any
                                 repurchases of Interests.

Net Profit or Net Loss           The  amount by which  the Net  Assets as of the
                                 close of  business  on the last day of a Fiscal
                                 Period  exceed  (in the case of Net  Profit) or
                                 are less than (in the case of Net Loss) the Net
                                 Assets  as of  the  commencement  of  the  same
                                 Fiscal  Period (or, with respect to the initial
                                 Fiscal  Period of the Fund,  as of the close of
                                 business on the Closing  Date),  such amount to
                                 be   adjusted   to  exclude  any  items  to  be
                                 allocated among the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Sections 5.5 and 5.6 hereof.

1940 Act The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Organizational Member            James M. Allwin in his  capacity as the initial
                                 Member of the Fund.


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Portfolio Funds                  Investment funds in which the Fund's assets are
                                 invested.

Portfolio Managers               The  organizations  that  manage and direct the
                                 investment activities of Portfolio Funds or are
                                 retained   to  manage   and   invest   directly
                                 designated portions of the Fund's assets.

Prospectus                       The  combined  Prospectus  of the  Fund and the
                                 other 1940 Act-registered funds advised by the Investment Manager that is a part of the Form
                                 N-2.

Securities                       Securities   (including,   without  limitation,
                                 equities, debt obligations,  options, and other
                                 "securities" as that term is defined in Section
                                 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and financial instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon.

Transfer The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

Valuation Date                   The  date  as  of  which  the  Fund  values  an
                                 Interest for purposes of determining the price at which the Interest is to be purchased by the Fund pursuant to an offer made by the Fund pursuant to Section 4.4 hereof.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

Section 2.1   Formation of Limited Liability Company

     The Fund has been formed as a limited liability company at the direction of the Initial Managers who authorized the filing of the Certificate, which actions are hereby ratified by the execution of this Agreement. The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency


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thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section 2.2   Name

     The name of the Fund shall be "[Name of Aetos Fund]" or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and
(ii) taking such other actions as may be required by law.

Section 2.3   Principal and Registered Office

     The Fund shall have its principal office at 375 Park Avenue, New York, New York 10152, or at such other place designated from time to time by the Board of Managers.

     The Fund shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.

Section 2.4   Duration

     The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

Section 2.5   Business of the Fund

        (a) The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business.

        (b) The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board of Managers and in accordance with the 1940 Act.

Section 2.6   Board of Managers

        (a) Prior to the Closing Date, the Initial Managers may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or signing an Investment Management Agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the Managers so designated. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund. The number of Managers shall be fixed from time to time by the Board of Managers.

        (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual


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to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

        (c) In the event that no Manager remains to continue the business of the Fund, the Investment Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7   Members

     The Fund may offer Interests for purchase by investors in such manner and at such times as may be determined by the Board of Managers. All subscriptions for Interests are subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscriptions in the full amount of the subscription. Subject to the foregoing, a person may be admitted to the Fund as a Member subject to the condition that such person shall execute an appropriate signature page of this Agreement or an Investment Management Agreement pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board of Managers may in its sole discretion reject any subscription for an Interest. The Board of Managers may, in its sole discretion, suspend the offering of the Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member.

Section 2.8   Organizational Member

     The initial contribution of capital to the Fund by the Organizational Member shall be represented by an Interest, which Interest shall have the same rights as other Interests held by Members.

Section 2.9   Both Managers and Members

     A Member may at the same time be a Manager and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

Section 2.10  Limited Liability

     Except as provided under applicable law, a Member shall not be liable for the Fund's debts, obligations and liabilities in any amount in excess of the capital account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Fund's debts, obligations and liabilities.



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                                  ARTICLE III

                                   MANAGEMENT

Section 3.1   Management and Control

        (a) Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company, as such term is defined by the 1940 Act. During any period in which the Fund shall have no Managers, the Investment Manager shall continue to serve as the Investment Manager to the Fund and shall have the authority to manage the business and affairs of the Fund.

        (b) Members shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

        (c) The Board of Managers may delegate to any other person (including the Investment Manager) any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law, and may appoint persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board of Managers consistent with applicable law.

Section 3.2   Actions by the Board of Managers

        (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

        (b) The Board of Managers may designate from time to time a Chairman who shall preside at all meetings of the Board of Managers. Meetings of the Board of Managers may be called by the Chairman or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in-person attendance at a



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meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

Section 3.3   Meetings of Members

        (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 75% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

        (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 days nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

        (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section 3.4   Custody of Assets of the Fund

     The physical possession of all funds, Securities or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.


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Section 3.5   Other Activities of Members and Managers

        (a) The Managers shall not be required to devote all of their time to theaffairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

        (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

Section 3.6   Duty of Care

        (a) No Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Manager's services pursuant to any agreement, including this Agreement, between a Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the performance of the Manager's services to the Fund.

        (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Fund, any Member or third parties only as provided under the Delaware Act.

Section 3.7   Indemnification

        (a) To the fullest extent permitted by law, the Fund shall, subject to
Section 3.7(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.


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

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court or any other body before which the proceeding shall have been brought that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

          (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other person.

Section 3.8   Fees, Expenses and Reimbursement

          (a) Pursuant to the terms of the Investment Advisory Agreement, the Investment Manager shall be entitled to receive the Management Fee. The Management Fee will be accrued monthly and paid quarterly. The Management Fee is payable by the Fund to the Investment Manager within 10 days after the end of the relevant month.

          (b) The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of the Investment Manager (or of any Affiliate of the Investment Manager) for his or her services as such, and such Manager shall be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

          (c) The Fund shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Investment Manager pursuant to the Investment Advisory Agreement. Expenses to be borne by the Fund include, but are not limited to, the following:

               (1) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in Portfolio Funds;

               (2) all costs and expenses associated with the registration of the Fund under, and costs of compliance with, any applicable Federal or state laws;

               (3) all costs and expenses associated with the organization of separate investment funds managed by Portfolio Managers retained by the Fund;

               (4)  attorneys'  fees  and  disbursements   associated  with  the
preparation, review and updating of the Form N-2, the Prospectus and other offering related documents (the "Offering Materials");

               (5) the costs of printing the Offering Materials;

               (6)  the  costs  of  distributing   the  Offering   Materials  to
prospective investors;

               (7) the costs and expenses of holding meetings of the Board and any meetings of Members, including legal costs associated with the preparation and filing of proxy materials;

               (8) the fees and disbursements of Fund counsel, legal counsel to the Independent Managers, independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund;

               (9) the Management Fee and all other fees payable to various service providers pursuant to the Fund's Administration Agreement and Custodian Services Agreement;

               (10) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board;

               (11) all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

               (12) all expenses of computing the Fund's net asset value, including any equipment or services obtained for these purposes;

               (13) all charges for equipment or services used in communicating information regarding the Fund's transactions among the Investment Manager and any custodian or other agent engaged by the Fund; and

               (14) such other types of expenses as may be approved from time to time by the Board of Managers.

         The Investment Manager shall be entitled to reimbursement from the Fund for any of the above expenses that it pays on behalf of the Fund.

          (d) Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which the Investment Manager, or any Affiliate of the Investment Manager, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                                   ARTICLE IV

                     TERMINATION OF STATUS OF THE MANAGERS,
                            TRANSFERS AND REPURCHASES

Section 4.1   Termination of Status of a Manager

     The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section 4.2   Removal of the Managers

     Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.3   Transfer of Interests of Members

          (a) An Interest of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), (iii) as a distribution from a qualified retirement plan or an individual retirement account, or (iv) a Transfer to which the Board of Managers may consent pursuant to the following sentence. The Board of Managers may consent to other pledges, transfers, or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that prior to any such pledge, transfer, or assignment, the Board of Managers shall consult with counsel to the Fund to ensure that such pledge, transfer, or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board of Managers which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this
Section 4.3 shall be void.

          (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless; (i) the person to whom the Interest is Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; and (ii) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $100,000. Such minimum Capital Account balance may be reduced or waived by the Board of Managers or the Manager. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Fund as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

          (c) Each Member shall indemnify and hold harmless the Fund, the Managers, the Investment Manager, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.4   Repurchase of Interests

          (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Fund for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Interests or portions thereof pursuant to written tenders. However, the Fund shall not offer to repurchase Interests on more than four occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Fund or the Members. In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of the Investment Manager, and shall also consider the following factors, among others;

               (1) whether any Members have requested to tender Interests or portions thereof to the Fund;

               (2) the liquidity of the Fund's assets;

               (3) the investment plans and working capital requirements of the Fund;

               (4) the relative economies of scale with respect to the size of the Fund;

               (5) the history of the Fund in repurchasing Interests or portions thereof;

               (6) the economic condition of the securities markets; and

               (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

         The Board of Managers shall cause the Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms determined by the Board of Managers to be fair to the Fund and to all Members (including persons holding Interests acquired from Members), as applicable.

          (b) A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance equal to at least $100,000. Such minimum Capital Account balance may be reduced or waived by the Board of Managers or the Manager. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

          (c) The Board of Managers may cause the Fund to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

               (1) such an Interest or portion thereof has been transferred in violation of Section 4.3 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

               (2) ownership of such an Interest by a Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

                (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund, the Managers or the Investment Manager, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

                (4) such Member's continued participation in the Fund may cause the Fund to be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Treasury Regulations thereunder;

                (5) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                (6) it would be in the best interests of the Fund, as determined by the Board of Managers in its sole discretion, for the Fund to repurchase such an Interest or portion thereof.

           (d) Repurchases of Interests or portions thereof by the Fund shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Fund to repurchase Interests, promptly after the expiration date of such repurchase offer in accordance with the terms of such offer. Payment of the purchase price for an Interest (or portion thereof) shall consist of: (i) cash in an amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Fund determined as of the date of such repurchase to be paid within the applicable time period set forth in the Prospectus (the "Initial Payment"), and, if the Initial Payment is less than 100% of the estimated unaudited net asset value, (ii) cash in an amount equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Fund as of the date of such repurchase, determined based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment, to be paid promptly after the completion of the Fund's audit for such Fiscal Year. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased.

           (e) Subject to the approval of the Board of Managers and compliance with the 1940 Act, the Fund may impose a redemption fee in connection with repurchases of Interests, including a fee applicable to repurchases of Interests (or portions thereof) effected prior to expiration of a specified period subsequent to a Member's admission to the Fund.

                                   ARTICLE V

                                    CAPITAL

Section 5.1   Contributions to Capital

           (a) The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board of Managers, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Managers shall not be entitled to make contributions of capital to the Fund as Managers of the Fund, but may make contributions to the capital of the Fund as a Member. The Investment Manager may make contributions to the capital of the Fund as a Member.

     (b) Members may make additional contributions to the capital of the Fund effective as of such times as the Board of Managers, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent provided in Section 5.6 hereof. The minimum initial capital contribution of a Member to the capital of the Fund shall be such amount as the Board of Managers, in its sole discretion, may determine from time to time.

     (c) Initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, payable in readily available funds at the date of the proposed acceptance of the contribution.

Section 5.2   Rights of Members to Capital

         No Member shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member's Interest pursuant to Section 4.4 hereof, (ii) pursuant to the provisions of Section 5.6(c) hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

Section 5.3   Capital Accounts

     (a) The Fund shall maintain a separate Capital Account for each Member.

     (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting such Member's initial contribution to the capital of the Fund.

     (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.6 hereof.

     (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.4, 5.10 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the
Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.6 hereof.

Section 5.4   Allocation of Net Profit and Net Loss

         As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

Section 5.5   Allocation of Certain Income and Expenditures

         Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any income earned or expenditures payable by the Fund, to the extent determined by the Board of Managers to have been earned or paid (or withheld) on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be allocated to only those Members on whose behalf such income was earned or payments were made or whose particular circumstances gave rise to such income or payments. Such income or charges shall be credited to or debited from the Capital

Accounts of such Members as of the close of the Fiscal Period during which any such income was earned or such expenses were paid or accrued by the Fund.

Section 5.6   Reserves

           (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Investment Manager or the Board of Managers, such reserves to be in the amounts that the Board of Managers, in its sole discretion, deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

           (b) If at any time an amount is paid or received by the Fund (other than contributions to the capital of the Fund, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

           (c) If any amount is required by paragraph (a) or (b) of this Section
5.6 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

Section 5.7   Tax Allocations

     For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.7 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections l.704-l(b)(2)(iv)(f) and (g), l.704-1(b)(4)(i) and 1.704-3(e)
promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulations l.704-1(b)(2)(ii)(d).

     If the Fund realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any Fiscal Year during or as of the end of which the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Fund pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and
(ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     If the Fund realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any Fiscal Year during or as of the end of which the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Fund pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Fund under Section 752 of the
Code) and (ii) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by the Fund and who has Positive Basis as of the effective date of the repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.7 equal to its Positive Basis as of the effective date of such repurchase.

     As used herein, (i) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Fund under Section 752 of the
Code), and (ii) the term "Negative Basis Member" shall mean any Member whose Interest is repurchased by the Fund and who has Negative Basis as of the effective date of such repurchase, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section 5.7 equal to its Negative Basis as of the effective date of such repurchase.

     The Fund's taxable year shall end on December 31 unless otherwise determined by the Fund's Treasurer.

Section 5.8   Taxation as a Partnership

     The Members hereby agree that the Fund shall be treated as a partnership for Federal, state and local income tax purposes and to not take any position or action that would cause the Fund to be classified as an association taxable as a corporation for Federal, state and local income tax purposes. The Board of Managers therefore agrees that it: (a) will not cause or permit the Fund to elect, without the unanimous consent of the Members, to be treated as a corporation for Federal, state and local income tax purposes; and (b) will cause the Company to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for Federal, state and local income tax purposes.

Section 5.9   Distributions

     The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

Section 5.10   Withholding

           (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

           (b) For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board of Managers, the amount of such excess.

           (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

Section 6.1   Dissolution

     The Fund shall be dissolved:

                (1) upon the affirmative vote to dissolve the Fund by both: (i) the Board of Managers and (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

                (2) at the election of the Investment Manager;

                (3) upon the failure of Members to elect a successor Manager at a meeting called by the Investment Manager in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Fund; or

                (4) as required by operation of law.

         Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Fund as provided above, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section 6.2   Liquidation of Assets

           (a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board of Managers shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Fund, except that if the Board of Managers does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

                (1) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

                (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis; and

                (3) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a).

           (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                  ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

Section 7.1   Accounting and Reports

           (a) The Fund shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

           (b) After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Interest as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

           (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

Section 7.2   Determinations by the Board of Managers

           (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

           (b) The Board of Managers may make such adjustments to the computation of Net Profit or Net Loss with respect to any Member, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

Section 7.3   Valuation of Assets

           (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

           (b) The Fund will value interests in Portfolio Funds at their "fair value," as determined in good faith by the Board of Managers, which value ordinarily will be the value of an interest in a Portfolio Fund determined by the Portfolio Manager of the Portfolio Fund in accordance with the policies established by the Portfolio Fund, absent information indicating that such value does not represent the fair value of the interest.

           (c) The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1   Amendment of Limited Liability Company Agreement

           (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with; (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

           (b) Any amendment that would:

                (1) increase the obligation of a Member to make any contribution to the capital of the Fund;

                (2) reduce the Capital Account of a Member other than in accordance with Article V; or

                (3) modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Fund.

           (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.1 shall specifically include the power to:

                (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

                (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code.

                (4) amend this Agreement to make any non-material changes.

           (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

Section 8.2   Special Power of Attorney

           (a) Each Member hereby irrevocably makes, constitutes and appoints the Investment Manager and each of the Managers, acting severally, and any liquidator of the Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

                (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

                (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

           (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

           (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Investment Manager and each of the Managers and as such:

                (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund or Board of Managers shall have had notice thereof; and

                (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

Section 8.3   Notices

     Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Fund, the Board of Managers or the Investment Manager, by hand delivery, registered or certified mail, return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4   Agreement Binding Upon Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section 8.5   Applicability of 1940 Act and Form N-2

     The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

Section 8.6   Choice of Law

     Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

Section 8.7   Not for Benefit of Creditors

     The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members and Managers, and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

Section 8.8   Consents

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section 8.9   Merger and Consolidation

           (a) The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

           (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by
Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section 8.10   Pronouns

     All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

Section 8.11   Confidentiality

           (a) A Member may obtain from the Fund such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

           (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

           (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Fund determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

Section 8.12   Certification of Non-Foreign Status

     Each Member or transferee of an Interest from a Member shall certify, upon admission to the Fund and at such other times thereafter as the Board of Managers may request, whether such Member is a

"United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 60 days of any change in such Member's status.

Section 8.13   Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.14   Filing of Returns

         The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

Section 8.15   Tax Matters Partner

           (a) The Investment Manager or any Manager who is a Member shall be designated on the Fund's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of
Section 6231(a)(7) of the Code. In the event that neither the Investment Manager nor any Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Fund pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Fund under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

           (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Fund holding such interests through such Pass-Thru Member. In the event the Fund shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

Section 8.16   Section 754 Election

     In the event of a distribution of Fund property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Fund, at the request of a

Member, the Board of Managers, in its discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

Section 8.17   Use of Name "Aetos"

     Aetos Capital, LLC ("Aetos") hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Aetos" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Each license may, upon termination of this Agreement, be terminated by Aetos in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Aetos" in the name of the Fund or otherwise. The name "Aetos" may be used or licensed by Aetos in connection with any of its activities, or licensed by Aetos to any other party.

     EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSE SET FORTH IN
SECTION 8.11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



MANAGERS:

--------------------------------
James M. Allwin

--------------------------------
Ellen Harvey

--------------------------------
Pierre de Saint Phalle



ORGANIZATIONAL MEMBER:

--------------------------------
James M. Allwin



MEMBERS:

Each person who shall sign an Investment Management Agreement and who shall be accepted by the Board of Managers to the Fund as a Member.